                                                                    EXHIBIT 23.1

                             BELL MICROPRODUCTS INC.
                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Numbers 333-39916, 333-45554 and 333-62842) and in the Registration Statements on Form S-8 (Numbers 333-51724, 33-8398, 33-66580, 33-9568, 333-10837, 333-41179, 333-58053 and 333-72642) of Bell Microproducts
Inc. of our report dated February 13, 2002, except as to Note 13 which is as of March 29, 2002 relating to the financial statements and financial schedule, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California

March 29, 2002